UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 17, 2008, Exelixis, Inc. (the “Company”) announced that Frances K. Heller will be joining the Company as its Executive Vice President of Business Development. In this position, Ms. Heller will lead business development activities for the Company’s pipeline of compounds for the treatment of cancer and other serious diseases.

Most recently, Ms. Heller was Head of Strategic Alliances at Novartis Institutes for Biomedical Research (NIBR), the global research organization for Novartis AG. In this position, she negotiated transactions around promising early-stage assets to accelerate NIBR’s drug discovery and development efforts. Previously she had served as Vice President of Corporate Development & Legal Affairs at Signature BioScience, Inc., an oncology drug discovery company, where she oversaw partnering and licensing activities. Prior to that, she had been Corporate and Intellectual Property Counsel for Celera Genomics, where she was head of the legal department and responsible for corporate and business transactions and gene discovery collaborations. Ms. Heller received her JD degree from the Golden Gate University School of Law, her MA in biology from American University, and her BS in biology from Tulane University. She is a member of the California State Bar and is licensed by the US Patent and Trademark Office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: July 23, 2008	/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary